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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference of our report in Registration Statement No. 333-166216 on Form S-8 of DynaVox Inc. and subsidiaries relating to the financial statements and financial statement schedules of DynaVox Inc. and subsidiaries (the "Successor") as of July 2, 2010 and for the period from April 28, 2010 through July 2, 2010 and DynaVox Systems Holdings LLC (the "Predecessor") as of July 3, 2009 and for the period from July 4, 2009 to April 27, 2010 and for each of the fiscal years ended July 3, 2009 and June 27, 2008, (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company's initial public offering transaction), appearing in this Annual Report on Form 10-K of DynaVox Inc. for the year ended July 2, 2010.

/s/ DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
September 30, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM